Exhibit 5.1

                                                September 24, 1997



Fort James Corporation
120 Tredegar Street
Richmond, Virginia 23219

                             Fort James Corporation
                           Registration Statement on
                        Form S-3 for Debt Securities to
                     be Registered Pursuant to Rule 462(b)

Gentlemen:

         We have acted as counsel to Fort James Corporation, a Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission pursuant to Rule 462(b) for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the offering of up to $120,000,000 aggregate issue price of the Company's debt securities ("Debt Securities"). We have previously acted as counsel to the Company with respect to the offering of $600,000,000 aggregate issue price of the Company's debt securities constituting a part of the same offering and registered on a Registration Statement on Form S-3 dated May 2, 1994, as amended by Post-Effective Amendment No. 1 dated July 3, 1997.

         The Debt Securities are being issued pursuant to the terms of the Indenture dated as of November 1, 1991, as amended and supplemented as of September 19, 1997 (the "Indenture"), between the Company and The Bank of New York, as Trustee. The Indenture provides for the issuance of debt securities in series having such terms, conditions and other provisions as may be authorized and designated in accordance with the procedures set forth in the Indenture.

         We have participated in the preparation of the Registration Statement and have examined the corporate records and documents, statements and certificates of officers of the Company and such other materials as we have deemed necessary to the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that when (a) the actions required by the Indenture for the authorization and designation of this series of Debt Securities and the establishment of the form, terms, conditions and other provisions of debt have been duly and properly taken, (b) the Debt Securities have been executed and authenticated in accordance with the provisions of the Indenture, and (c) the Debt Securities have been issued and delivered


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Fort James Corporation
September 24, 1997
Page 2




against payment therefor, such Debt Securities will be validly issued and binding obligations of the Company, subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement made in reference to our firm in the related Prospectus under the heading "Validity of Debt Securities" and in any supplemented versions of the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                Very truly yours,

                                MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.